Exhibit 99.1

Ponce Financial Group, Inc. Introduces New Executive Officer

NEW YORK, May 31st, 2022 (GLOBE NEWSWIRE) -- Ponce Financial Group, Inc. (the “Company”), the holding company for Ponce Bank, announced today that the Boards of Directors of the Company and Ponce Bank appointed Mr. Sergio Vaccaro as Chief Financial Officer effective June 1, 2022. Mr. Vaccaro joins the Company and Ponce Bank from HSBC where he was the CFO of Private Bank Americas. Current CFO Frank Perez remains with the Bank as EVP and taking on the newly expanded role of Chief Investor Relations Officer. Mr. Vaccaro has 27 years of accounting experience including 15 years in senior roles at Citigroup, HSBC and Private Bank Americas where he spent 5 years as CFO after leading Financial Planning and Analysis. A native Spanish speaker, Mr. Vaccaro is thrilled to be part of a bank that celebrates and elevates so many members of the Latin and immigrant diaspora throughout the New York Area and beyond. “It is a real privilege to join Ponce Financial Group and Ponce Bank; I believe in their mission, and I look forward to contributing to their continued growth and success.” Perez adds "I'm proud to be a part of an organization founded right here where I was born and raised, and which is so committed to growing opportunities for all within this community. My new role as CIRO provides an exciting platform to further this mission and ensure that our good work is recognized and rewarded by neighbors and shareholders alike."

President and Chief Executive Officer’s Comments

Carlos P. Naudon, President and Chief Executive Officer of the Company and Ponce Bank, stated that, “we are grateful to Frank for his leadership in our mutual-to-stock conversion efforts; Frank grew up here and he knows our community, now that we are a fully-public minority depository institution (“MDI”) and a community development financial institution (“CDFI”), we need Frank’s fulltime effort dedicated to our becoming a preferred investment for similarly mission-driven investors. And it speaks well of our institution’s goals and mission that we are able to attract Sergio Vaccaro as our CFO, a person with invaluable experience and stature in the banking industry. We look forward to both helping us execute on our strategy to deploy our recently raised capital.”

Executive Chairman’s Comments

Steven A. Tsavaris, Executive Chairman, remarked that, “with the addition of Sergio Vaccaro as CFO, the transition of Frank Perez to CIRO and the recent addition of Luis Gonzalez as COO, we have assembled in short order an executive team that is highly experienced, shares our vision and can execute on our mission.”

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in PDL Community Bancorp’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.